Exhibit 4.2

FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of January 31, 2014, among CHC Group Ltd. (the “New Guarantor”), CHC Helicopter S.A., a public limited liability company (société anonyme) organized under the laws of Luxembourg (the “Issuer”), each other existing Guarantor under the Indenture referred to below, and The Bank of New York Mellon, as trustee under the Indenture referred to below (the “Trustee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

W I T N E S S E T H

WHEREAS, the Issuer and the existing Guarantors have heretofore executed and delivered to the Trustee an indenture (as amended, supplemented or otherwise modified, the “Indenture”), dated as of May 13, 2013 providing for the issuance of 9.375% Senior Notes due 2021 (the “Notes”); and

WHEREAS, Section 9.01(a)(1) of the Indenture provides that under certain circumstances the Issuer, the Guarantors and the Trustee may amend or supplement the Indenture without the consent of any Holder in order to cure any ambiguity, defect or inconsistency; and

WHEREAS, Section 9.01(a)(4) of the Indenture provides that under certain circumstances the Issuer, the Guarantors and the Trustee may amend or supplement the Indenture without the consent of any Holder in order to make any change that would provide any additional rights or benefits to the Holders; and

WHEREAS, pursuant to Section 9.01(a)(1) of the Indenture the Issuer, the Guarantors and the Trustee wish to amend the Indenture to permit the New Guarantor to be considered a Guarantor thereunder; and

WHEREAS, pursuant to Section 9.01(a)(4) of the Indenture the New Guarantor shall execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Sections 9.01 and 9.06 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties covenant and agree for the equal and ratable benefit of the Holders as follows:

1. DEFINED TERMS. Defined terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AMENDMENT TO THE INDENTURE. The definition of “Guarantors” is hereby amended by deleting clause (1) thereof in its entirety and replacing it with the following language: “(1) CHC Group Ltd., the Company and CHC Helicopter Holding S.à.r.l.; and”.

3. AGREEMENT TO GUARANTEE. The New Guarantor hereby agrees, jointly and severally with all existing Guarantors (if any), to provide an unconditional Note Guarantee on the terms and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes and to perform all of the obligations and agreements of a Guarantor under the Indenture.

[First Supplemental Indenture]

4. NO RECOURSE AGAINST OTHERS. To the extent permitted by law, no past, present or future director, manager, officer, employee, incorporator, stockholder or member of the Company, any parent entity of the Company or any Subsidiary, as such, will have any liability for any obligations of the Issuer or the Guarantors under the Notes, this Supplemental Indenture, the Note Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

5. NOTICES. All notices or other communications to the New Guarantor shall be given as provided in Section13.02 of the Indenture.

6. RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURE PART OF INDENTURE. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

7. GOVERNING LAW. THE INDENTURE, THIS SUPPLEMENTAL INDENTURE, THE NOTES AND THE NOTE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

9. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES, THE NOTE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

9. APPOINTMENT OF PROCESS AGENT. Any suit, action or proceeding against New Guarantor or its properties, assets or revenues with respect to this Supplemental Indenture, the Indenture, the Notes or the Note Guarantees may be brought in any state or Federal court in the Borough of Manhattan in The City of New York, New York, as the Person bringing such proceeding arising out of or related to this Supplemental Indenture, the Indenture, the Notes or the Note Guarantees may elect in its sole discretion. The New Guarantor hereby consents to the non-exclusive jurisdiction of each such court for the purpose of any such proceeding and has irrevocably waived any objection to the laying of venue of any such proceeding brought in any such court and to the fullest extent it may effectively do so and the defense of an inconvenient forum to the maintenance of any such proceeding or any such suit, action or proceeding in any such court. The New Guarantor has agreed that service of all writs, claims, process and summonses in any such proceeding brought against it in the State of New York may be made upon CT Corporation (the “Process Agent”). The New Guarantor has irrevocably appointed the Process Agent as its agent and true and lawful attorney in fact in its name, place and stead to accept such service of any and all such writs, claims, process and summonses, and has agreed that the failure of the Process Agent to give any notice to it of any such service of process shall not impair or affect the validity of such service or of any judgment based thereon. The New Guarantor has agreed to maintain at all times an agent with offices in New York City to act as its Process Agent. Nothing in this Supplemental Indenture shall in any way be deemed to limit the ability to serve any such writs, process or summonses in any other manner permitted by applicable law.

[First Supplemental Indenture]

10. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

11. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Supplemental Indenture. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

12. TRUSTEE MAKES NO REPRESENTATIONS. The Trustee makes no representation as to the recitals contained in this Supplemental Indenture or any representation as to the validity or sufficiency of this Supplemental Indenture.

[First Supplemental Indenture]

IN WITNESS WHEREOF, each of the parties hereto has caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

EXECUTED AS A DEED by
CHC GROUP LTD., as New Guarantor

By:	/s/ Russ Hill
Name: Russ Hill
Title: Authorized Signatory

in the presence of

By:	/s/ Jackie Law
Name: Jackie Law
Title: Paralegal

[First Supplemental Indenture]

THE BANK OF NEW YORK MELLON, as
Trustee, Registrar and Paying Agent

By:	/s/ Michelle Drinkard
Name: Michelle Drinkard
Title: Vice President

[First Supplemental Indenture]

SIGNED by:	)
)
RUSS HILL	)
as attorney for LLOYD BASS	)
STRAIT HELICOPTERS PTY.	)
LTD. (ACN 007 975 304) under	)
power of attorney dated	)
8 May 2013)
in the presence of	)
)
)
/s/ Jackie Law	)	/s/ Russ Hill
Signature of witness	)	By executing this agreement the attorney states that the attorney has received no notice of revocation of the power of attorney
JACKIE LAW
Name of witness (block letters)

[First Supplemental Indenture]

SIGNED by:	)
)
RUSS HILL	)
as attorney for LLOYD	)

HELICOPTER SERVICES PTY.	)
LTD. (ACN 058 277 491) under	)
power of attorney dated	)
8 May 2013)
in the presence of	)
)
)
/s/ Jackie Law	)	/s/ Russ Hill
Signature of witness	)	By executing this agreement the attorney states that the attorney has received no notice of revocation of the power of attorney
JACKIE LAW
Name of witness (block letters)

[First Supplemental Indenture]

SIGNED by:	)
)
RUSS HILL	)
as attorney for LLOYD	)

HELICOPTER PTY. LTD.	)
(ACN 007 916 912) under power of	)
attorney dated	)
8 May 2013)
in the presence of	)
)
/s/ Jackie Law	)	/s/ Russ Hill
Signature of witness	)	By executing this agreement the attorney states that the attorney has received no notice of revocation of the power of attorney
JACKIE LAW
Name of witness (block letters)

[First Supplemental Indenture]

SIGNED by:	)
)
RUSS HILL	)
as attorney for LLOYD	)

HELICOPTERS	)
INTERNATIONAL PTY LTD.	)
(ACN 008 284 982) under power of	)
attorney dated	)
8 May 2013)
in the presence of	)
)
)
/s/ Jackie Law	)	/s/ Russ Hill
Signature of witness		By executing this agreement the attorney states that the attorney has received no notice of revocation of the power of attorney
JACKIE LAW
Name of witness (block letters)

[First Supplemental Indenture]

SIGNED by:	)

RUSS HILL	)
as attorney for	)

CHC HELICOPTER	)
AUSTRALIA PTY LTD	)
(previously known as LLOYD	)
OFF-SHORE HELICOPTERS
PTY. LTD.) (ACN 007 970 934))
under power of attorney dated	)
8 May 2013)
in the presence of	)
	)	/s/ Russ Hill
	)	By executing this agreement the attorney states that the attorney has received no notice of revocation of the power of attorney
/s/ Jackie Law
Signature of witness

JACKIE LAW
Name of witness (block letters)

[First Supplemental Indenture]

SIGNED AND DELIVERED for and on
behalf of and as the deed of CHC LEASING (IRELAND) LIMITED by its lawfully appointed attorney
Russell Hill in the presence of:

(Signature of Witness):	/s/ Jackie Law	/s/ Russ Hill
(Name of Witness):	Jackie Law.
(Address of Witness):	4740 Agar Drive, Richmond,.
B.C., V7B 1A3, Canada.
(Occupation of Witness):	Paralegal

[First Supplemental Indenture]

CHC HOLDING (UK) LIMITED

By:	/s/ Russ Hill
Name: Russ Hill
Title: Authorized Signatory

Before this Witness:

/s/ Jackie Law
Full Name:	JACKIE LAW
Address: 4740 AGAR DRIVE RICHMOND BC V7B1A3 CANADA
Occupation: PARALEGAL

[First Supplemental Indenture]

HELI-ONE (UK) LIMITED

By:	/s/ Russ Hill
Name: Russ Hill
Title: Authorized Signatory

Before this Witness:

/s/ Jackie Law
Full Name:	JACKIE LAW
Address: 4740 AGAR DRIVE RICHMOND BC V7B1A3 CANADA
Occupation: PARALEGAL

[First Supplemental Indenture]

LLOYD HELICOPTER SERVICES LIMITED

By:	/s/ Russ Hill
Name: Russ Hill
Title: Authorized Signatory

Before this Witness:

/s/ Jackie Law
Full Name:	Jackie Law
Address: 4740 Agar Drive, Richmond, B.C., V7B 1A3, Canada
Occupation: Paralegal

[First Supplemental Indenture]

CHC HELICOPTER S.A.

By:	/s/ Russ Hill
Name: Russ Hill
Title: Authorized Signatory

[First Supplemental Indenture]

CHC GLOBAL OPERATIONS (2008) INC.

By:	/s/ Russ Hill
Name: Russ Hill
Title: Director

[First Supplemental Indenture]

CHC GLOBAL OPERATIONS CANADA (2008) INC.

By:	/s/ Russ Hill
Name: Russ Hill
Title: Director

[First Supplemental Indenture]

CHC GLOBAL OPERATIONS INTERNATIONAL INC.

By:	/s/ Russ Hill
Name: Russ Hill
Title: Director

[First Supplemental Indenture]

HELI-ONE CANADA INC.

By:	/s/ Russ Hill
Name: Russ Hill
Title: Director

[First Supplemental Indenture]

HELI-ONE LEASING INC.

By:	/s/ Russ Hill
Name: Russ Hill
Title: Director

[First Supplemental Indenture]

HELI-ONE HOLDINGS (UK) LIMITED

By:	/s/ Russ Hill
Name: Russ Hill
Title: Authorized Signatory

[First Supplemental Indenture]

HELIWORLD LEASING LIMITED

By:	/s/ Russ Hill
Name: Russ Hill
Title: Authorized Signatory

[First Supplemental Indenture]

MANAGEMENT AVIATION LIMITED

By:	/s/ Russ Hill
Name: Russ Hill
Title: Authorized Signatory

[First Supplemental Indenture]

6922767 HOLDING S.À R.L.

By:	/s/ Russ Hill
Name: Russ Hill
Title: Authorized Signatory

[First Supplemental Indenture]

CHC HELICOPTER HOLDING S.À R.L.

By:	/s/ Russ Hill
Name: Russ Hill
Title: Authorized Signatory

[First Supplemental Indenture]

CAPITAL AVIATION SERVICES B.V.

By:	/s/ Russ Hill
Name: Russ Hill
Title: Authorized Signatory

[First Supplemental Indenture]

CHC DEN HELDER B.V.

By:	/s/ Russ Hill
Name: Russ Hill
Title: Authorized Signatory

[First Supplemental Indenture]

CHC HOLDING NL B.V.

By:	/s/ Russ Hill
Name: Russ Hill
Title: Authorized Signatory

[First Supplemental Indenture]

CHC HOOFDDORP B.V.

By:	/s/ Russ Hill
Name: Russ Hill
Title: Authorized Signatory

[First Supplemental Indenture]

CHC NETHERLANDS B.V.

By:	/s/ Russ Hill
Name: Russ Hill
Title: Authorized Signatory

[First Supplemental Indenture]

HELI-ONE (NETHERLANDS) B.V.

By:	/s/ Russ Hill
Name: Russ Hill
Title: Authorized Signatory

[First Supplemental Indenture]

CHC NORWAY ACQUISITION CO AS

By:	/s/ Russ Hill
Name: Russ Hill
Title: Authorized Signatory

[First Supplemental Indenture]

HELICOPTER SERVICES GROUP AS

By:	/s/ Russ Hill
Name: Russ Hill
Title: Authorized Signatory

[First Supplemental Indenture]

HELI-ONE (EUROPE) AS

By:	/s/ Russ Hill
Name: Russ Hill
Title: Authorized Signatory

[First Supplemental Indenture]

HELl-ONE (NORWAY) AS

By:	/s/ Russ Hill
Name: Russ Hill
Title: Authorized Signatory

[First Supplemental Indenture]

HELI-ONE LEASING (NORWAY) AS

By:	/s/ Russ Hill
Name: Russ Hill
Title: Authorized Signatory

[First Supplemental Indenture]

INTEGRA LEASING AS

By:	/s/ Russ Hill
Name: Russ Hill
Title: Authorized Signatory

[First Supplemental Indenture]

HELI-ONE (U.S.) INC.

By:	/s/ Russ Hill
Name: Russ Hill
Title: Director

[First Supplemental Indenture]

HELI-ONE USA, INC.

By:	/s/ Russ Hill
Name: Russ Hill
Title: Director

CHC CAPITAL (BARBADOS) LIMITED
By: /s/ James A. Misener
Name: James A. Misener
Title: President/Director

[First Supplemental Indenture]

CHC HELICOPTERS (BARBADOS) LIMITED
By: /s/ James A. Misener
Name: James A. Misener
Title: President/Director

[First Supplemental Indenture]